Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 2018 with respect to the consolidated financial statements of AIT Therapeutics Inc. included in the Registration Statement Form S-1 and related prospectus of AIT Therapeutics Inc. dated March 28, 2018

Tel Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 28, 2018	A Member of EY Global